UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

WORLD HEART CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28882 (Commission File Number)	52-2247240 (IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120

Salt Lake City, Utah 84116

(Address of principal executive offices, including Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2012, World Heart Corporation, a Delaware corporation (the “World Heart”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with HeartWare International, Inc., a Delaware corporation (“HeartWare”), and Ocean Acquisition Holding Inc., a Delaware corporation and an indirect wholly owned subsidiary of HeartWare (“Merger Sub”).

Merger Agreement

Pursuant to the Merger Agreement, Merger Sub will merge with and into World Heart (the “Merger”), with World Heart continuing as the surviving corporation and an indirect wholly owned subsidiary of HeartWare. As a result of the Merger, each share of World Heart common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by HeartWare or any direct or indirect subsidiary of HeartWare (including Merger Sub) or by stockholders of World Heart who have validly exercised their appraisal rights under Delaware law, if applicable) will be converted into the right to receive a number of shares of HeartWare common stock determined by dividing (x) the quotient of $8,000,000 divided by the number of shares of World Heart common stock outstanding as of immediately prior to the effective time of the Merger, by (y) the average of the per share closing prices of HeartWare common stock, as reported by the NASDAQ Stock Market, during the 10 consecutive trading days ending on (and including) the trading day that is one calendar day prior to the date of the effective time of the Merger (the “Per Share Consideration”). Notwithstanding the foregoing, HeartWare may elect, not later than three business days prior to the effective time of the Merger, to pay the Per Share Consideration in cash rather than in shares of HeartWare common stock.

Pursuant to the terms of the Merger Agreement, all of World Heart’s outstanding and unvested stock options that were granted pursuant to World Heart’s 2006 Equity Incentive Plan and are held by then-current employees, consultants or directors of World Heart will vest and become fully exercisable as of the effective time of the Merger. Each outstanding stock option (including the options that will vest in accordance with the preceding sentence) that is not exercised as of the effective time of the Merger will be terminated as of the effective time of the merger for no consideration.

Pursuant to the terms of the Merger Agreement, each unexercised warrant issued by World Heart pursuant to that certain Securities Purchase Agreement, dated October 13, 2010, by and among World Heart and the purchasers identified therein (the “October Warrants”) issued and outstanding immediately prior to the effective time of the Merger shall be converted automatically into solely the right of each holder of outstanding October Warrants to elect to receive from the surviving corporation an amount of cash equal to the Black Scholes value of such October Warrant.

World Heart has made various representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to carry on its business in the ordinary course and in a manner consistent with past practice during the period between the date of the Merger Agreement and the effective time of the Merger, (2) not to engage in certain specified transactions or activities during such period without HeartWare’s prior consent, (3) to file a proxy statement and cause a special stockholder meeting to be held regarding the adoption of the Merger Agreement and approval of the Merger, (4) subject to certain exceptions, for the board of directors of World Heart to recommend that the stockholders adopt the Merger Agreement and not withdraw or modify its recommendation of the Merger to World Heart’s stockholders, (5) not to solicit, initiate or take any other action to facilitate a third party in making a proposal regarding a “competing transaction” and (6) subject to certain exceptions, not to participate in any discussions or negotiations regarding any competing transaction.

The completion of the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) the registration statement relating to the shares of HeartWare common stock to be issued in the Merger becoming effective (unless HeartWare elects to pay the Per Share Consideration in cash), (2) the shares of HeartWare common stock to be issued in the Merger being authorized for listing on the NASDAQ Stock Market (unless HeartWare elects to pay the Per Share Consideration in cash), (3) adoption of the Merger Agreement by the holders of a majority of World Heart’s outstanding common stock, (4) the absence of any “material adverse effect” on World Heart occurring after the date of the Merger Agreement, (5) World Heart having a specified minimum cash balance as of the effective time of the Merger, (6) the absence of any legal prohibitions or certain governmental proceedings affecting the closing of the Merger and (7) subject to certain materiality qualifications, the continued accuracy of World Heart’s representations and warranties, and compliance by World Heart with covenants and obligations (to be performed at or prior to the closing of the Merger), as of the closing of the Merger.

The Merger Agreement also includes termination provisions for both World Heart and HeartWare. In the event of a termination of the Merger Agreement under specified circumstances, including (1) termination by mutual agreement of the parties, (2) termination because the Merger has not been successfully completed by August 31, 2012 (accompanied by a failure of World Heart to maintain the specified minimum cash balance), (3) termination due to the uncured breach by World Heart of its representations, warranties or covenants, such that the closing conditions in the Merger Agreement relating to the accuracy of such representations and warranties and performance of such covenants would not be satisfied, (4) termination due to a material adverse effect on World Heart, and (5) termination due to a change in World Heart’s board of directors’ recommendation of the Merger to World Heart’s stockholders, and certain other “triggering events”, HeartWare may cause the License Agreement, discussed below, to become effective upon payment to World Heart of a $500,000 license fee. In addition, in connection with a termination of the Merger Agreement under certain circumstances, including termination by mutual agreement of the parties, termination because the Merger has not been successfully completed by August 31, 2012 and termination due to a material adverse effect on HeartWare, HeartWare will be required to reimburse World Heart for certain expenses incurred by World Heart in the operation of its business after the date of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Voting Agreements

On March 29, 2012, in connection with the Merger Agreement, HeartWare entered into Voting Agreements (the “Voting Agreements”) with certain of World Heart’s stockholders, including a director of World Heart. The World Heart stockholders subject to the Voting Agreements have, among other things, agreed to vote, and have irrevocably appointed HeartWare as their proxy to vote, a certain portion of the shares of World Heart common stock held by each such stockholder of World Heart (1) in favor of the Merger and the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (2) against any competing transaction, and (3) against any other action which would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. The shares of World Heart common stock subject to the foregoing under the Voting Agreements represented an aggregate of approximately 42% of World Heart’s outstanding shares of common stock as of March 29, 2012.

The stockholders subject to the Voting Agreements also have agreed, among other things, not to sell, transfer, pledge, assign or otherwise encumber or dispose of their shares of World Heart common stock to any person other than HeartWare or HeartWare’s designee. Additionally, such stockholders have agreed not to solicit, initiate or encourage, or take any other action to facilitate, the making of a proposal or offer relating to a competing transaction, or engage or participate in any discussions or negotiations with respect to a competing transaction.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

License Agreement

On March 29, 2012, in connection with the Merger Agreement, World Heart and HeartWare entered into a License Agreement (the “License Agreement”), which will become effective only in the event that the Merger Agreement is terminated under certain specified circumstances, as discussed above. If the Merger Agreement is terminated for any other reason, the License Agreement will automatically terminate. Pursuant to the terms of the License Agreement, World Heart agreed to grant to HeartWare, contingent and effective upon the termination of the Merger Agreement under certain specified circumstances, a non-exclusive, worldwide, royalty-free, nontransferable license under certain patents and patent applications owned by World Heart, which are considered “non-core” to magnetic levitation and relate primarily to VAD peripherals including controllers, algorithms, batteries, percutaneous leads, cables and cannulae. Pursuant to the License Agreement, so long as HeartWare continues to have a license under any of the licensed patents, HeartWare will be obligated to reimburse World Heart for the patent maintenance expenses associated with the licensed patents, provided that HeartWare’s reimbursement obligations will be reduced on a pro rata basis to the extent World Heart grants any other licenses to the patents to any third parties. The License Agreement may be terminated early under certain circumstances, including for the insolvency or dissolution of HeartWare or a challenge by HeartWare of World Heart’s patents.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that relate to future results and events may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by the use of the words “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans”, “target”, “goal” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on the current expectations, estimates, forecasts and projections of HeartWare and World Heart. There can be no assurances that the Merger will be consummated. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of HeartWare and World Heart generally, including those set forth in the filings of HeartWare and World Heart with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. HeartWare and World Heart undertake no obligation to publicly release the results of any revisions or updates to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Important Additional Information

HeartWare will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed Merger and World Heart will file a proxy statement and other documents concerning the Merger, in each case with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC because they will contain important information. Security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by HeartWare and World Heart with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus and other documents may also be obtained for free by contacting HeartWare Investor Relations by e-mail at enquiries@heartware.com.au or by telephone at 781.739.0864 or by contacting World Heart Investor Relations by e-mail at investors@worldheart.com or by telephone at 801.355.6255.

HeartWare, World Heart and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. A description of the interests in HeartWare of its directors and executive officers is set forth in HeartWare’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 8, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to HeartWare’s Investors page on its corporate web site at www.heartware.com. Information concerning World Heart’s directors and executive officers is set forth in World Heart’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to World Heart’s Investors page on its corporate web site at www.worldheart.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of HeartWare stockholders or World Heart stockholders, generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2012, by and among HeartWare International, Inc., Ocean Acquisition Holding Inc. and World Heart Corporation*

2.2	Form of Voting Agreement entered into between HeartWare International, Inc., Ocean Acquisition Holding Inc. and the following stockholders of World Heart Corporation: Austin W. Marxe, New Leaf Ventures II, L.P., Venrock Associates V, L.P., Venrock Partners V, L.P. and Venrock Entrepreneurs Fund V, L.P.

10.1	License Agreement, dated as of March 29, 2012, by and between World Heart Corporation and HeartWare International, Inc.*

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. World Heart agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEART CORPORATION

Date: April 3, 2012	By:	/s/ Morgan R. Brown
Morgan R. Brown Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 29, 2012, by and among HeartWare International, Inc., Ocean Acquisition Holding Inc. and World Heart Corporation*

2.2	Form of Voting Agreement entered into between HeartWare International, Inc., Ocean Acquisition Holding Inc. and the following stockholders of World Heart Corporation: Austin W. Marxe, New Leaf Ventures II, L.P., Venrock Associates V, L.P., Venrock Partners V, L.P. and Venrock Entrepreneurs Fund V, L.P.

10.1	License Agreement, dated as of March 29, 2012, by and between World Heart Corporation and HeartWare International, Inc.*

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. World Heart agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.